EXHIBIT 23.1

                                 CONSENT OF
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Whitemark Homes, Inc.
Oviedo, Florida 32765

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 with respect to the 2002 Stock Compensation Plan of Whitemark Homes, Inc. (File No. 333-_______) of our report dated March 8, 2002, relating to the consolidated financial statements of Whitemark Homes, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.



                           _/s/_BEEMER,_PRICHER,_KUENHACKL_&_HEIDBRINK,_P.A._
                           Beemer, Pricher, Kuehnhackl & Heidbrink, P.A.


Winter Park, Florida
April 25, 2002












                                EXHIBIT 23.1